Exhibit 10.15

WHITING PETROLEUM CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Non-Employee Director Form)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of [●], 20[●], by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the non-employee director of the Company whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2020 Equity Incentive Plan (the “Plan”), which permits the Company to issue equity-based awards to certain key employees and non-employee directors of the Company and any affiliate of the Company; and

WHEREAS, the Participant is  a non-employee director of the Company, and the Company desires to compensate such person through an award representing the right to receive shares of the Company’s common stock (the “Shares”) to further align the personal interests of the Participant with the interests of shareholders and the success of the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of restricted stock units set forth on the signature page hereof (the “RSUs”).

Vesting. Subject to Sections 4 and 12, all of the RSUs shall vest on [May 31, 2021]1 [on the first anniversary of the Grant Date].2

Settlement. As soon as reasonably practicable (but no more than thirty (30) days) after each vesting date or event (in the case of Section 12), the Company will issue to the Participant a number of Shares equal to the number of RSUs that vested on such date or event.

Other Termination of Employment. If the Participant’s service as a non-employee director of the Company terminates for any reason, then all RSUs that have not vested as of the date of termination shall be forfeited as of the date on which such termination occurs.

Rights as a Shareholder; Dividend Equivalents. The Participant shall not have any rights of a shareholder with respect to the Shares underlying the RSUs (including, without limitation, any voting rights or any right to dividends), until the Shares have been issued hereunder. If, however, after the Grant Date and prior to the settlement date, a record date with respect to a cash dividend on the Shares occurs, then on the date that such dividend is paid to Company shareholders the Participant shall be credited with “dividend equivalents” in an amount equal to the dividends that would have been paid to the Participant if the Participant owned a number of Shares equal to the number of outstanding RSUs hereunder as of such record date. The dividend equivalents will be deemed to be reinvested in additional restricted stock units (determined by multiplying the cash dividends paid by the Fair Market Value (as defined in the Plan) of a Share on the dividend payment date) and will be subject to the same terms and conditions, and shall vest and be settled or be forfeited (if applicable) at the same time as the RSUs to which they are attributable.

Tax Withholding. As a condition of receiving this award of RSUs, the Participant agrees to pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability (if any) to withhold federal, state, or local income or other taxes due by reason of the grant, vesting or settlement of, or by reason of any other event relating to, the RSUs. If the Participant does not make such payment, then the Company or an affiliate may withhold such taxes from other amounts owed to the Participant or may choose to satisfy such withholding obligations by withholding a number of Shares otherwise issuable hereunder having a Fair Market Value on the date the tax obligation arises equal to the amount to be withheld; provided, however, that the amount to be withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company to avoid adverse accounting treatment. The Committee may, in its sole discretion, permit net settlement.

No Right to Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company, or interfere with or limit in any way the right of the

1 To be used for initial grants made in September 2020.

2 To be used for future grants.

Company to terminate the Participant’s service at any time. Notwithstanding anything to the contrary in this Agreement, if, after the Participant’s service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other agreement with the Company or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Company.

Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.

Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any Shares issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Act”) (a) he or she will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the Shares to such effect.

Miscellaneous.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

This Agreement may not be amended or modified except by the written consent of the parties hereto.

The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Lincoln, Suite 4700, Denver, Colorado 80203-4547, Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid or by personal delivery.

This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.

This Agreement is subject in all respects to the terms and conditions of the Plan.

Change in Control. Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control (as defined in the Plan), then one hundred percent (100%) of the then-unvested RSUs shall vest as of the date of such Change in Control, unless the RSUs were previously forfeited under the terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT

WHITING PETROLEUM CORPORATION

By:

No. of Restricted Stock Units:

Grant Date: